EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 14, 1997 (except Note 7, as to which the date is March , 1997), in the Registration Statement (Form S-1 ) and related Prospectus of Jenner Technologies, Inc. for the registration of 2,875,000 shares of its common stock and 2,875,000 redeemable common stock purchase warrants.


Palo Alto, California
March __,1997

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The foregoing  consent is in the form that will be signed upon the completion of
the  restatement  of  capital  accounts   described  in  Note  7  the  financial
statements.


Palo Alto, California                              /s/ ERNST & YOUNG LLP
February 18, 1997